INDEPENDENT AUDITORS' CONSENT




We hereby consent to the inclusion in the Registration Statement on Amendment No. 4 to Form SB-2 of Cadapult Graphic Systems, Inc., of our report dated August 18, 1999 relating to the financial statements of Cadapult Graphic Systems, Inc. and our report dated January 20, 2000 relating to the financial statements of UltraHue, Inc. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ Wiss & Company
                                                WISS & COMPANY, LLP

Livingston, New Jersey

May 26, 2000